UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697
 ____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                          Results of Operations and Financial Condition.

On November 5, 2013, Hasbro, Inc. (the "Company") filed its Quarterly Report on Form 10-Q for the quarter ended September 29, 2013 (the "10-Q").  As disclosed in the 10-Q, the Company reported certain adjustments made since its third quarter earnings announcement on October 21, 2013 relating to an arbitration award received by the Company on October 29, 2013, which affect its third quarter financial statements.  The Company recognized a total charge during the third quarter related to this arbitration award of $75.5 million, of which $57.2 million was included in royalty expense and $18.3 million in interest expense.  These adjustments decreased reported GAAP diluted earnings per share by $0.50 for the third quarter to $0.96 per share.

A copy of the financial information attached to the Company's October 21, 2013 earnings press release, updated to reflect the arbitration award charges, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The Company has also revised certain slides in the slide presentation that accompanied its earnings call to reflect the arbitration award, which are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The accompanying financial schedules include a financial measure, Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), that is considered a non-GAAP financial measure as defined under Securities and Exchange Commission ("SEC") rules. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that EBITDA is one of the appropriate measures for evaluating our operating performance, because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. However, this measure should be considered in addition to, and not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our financial statements and filings with the SEC. The EBITDA measures included in the financial schedules have been reconciled to the most directly comparable GAAP measures as is required under SEC rules regarding the use of non-GAAP financial measures.

The accompanying financial schedules and revised presentation slides also include the Company's 2013 and 2012 costs and expenses and operating profit excluding the impact of restructuring, pension settlement and the arbitration award charges, and 2013 and 2012 net earnings and diluted earnings per share excluding the above charges as well as a benefit from a tax settlement. Management believes that presenting this data excluding these charges and tax benefit assists investors understanding of the underlying performance of the results of operations.

As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

The information furnished in this Item 2.02, including the Exhibits attached hereto, shall not be deemed "filed" for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01                          Financial Statements and Exhibits.

(d)  Exhibits

99.1	Hasbro, Inc. Revised Earnings Release Financial Schedules for the Quarter Ended September 29, 2013.

99.2	Hasbro, Inc. Revised Conference Call Presentation Slides for the Quarter Ended September 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: November 5, 2013

EXHIBIT INDEX
Exhibit No.	Description
99.1 99.2	Hasbro, Inc. Revised Earnings Release Financial Schedules for the Quarter Ended September 29, 2013. Hasbro, Inc. Revised Conference Call Presentation Slides for the Quarter Ended September 29, 2013.